UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

11050 Regal Forest Drive	30024
Suwanee, Georgia	(Zip Code)
(principal executive offices)

(770) 476-7903
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2007, Planetlink Communications, Inc. (the “Registrant”) executed a Stock Purchase Agreement with Planettraks Inc., a Nevada corporation, a wholly-owned subsidiary of the Registrant, as the Purchaser, DnC Multimedia, Inc., a Delaware corporation (“DnC”), and Pluginz, LLC, a California limited liability company, the Seller.

Pursuant to the agreement, the Seller wishes to sell to the Purchaser, and the Registrant wishes for the Purchaser to purchase from the Seller, all of the capital stock that the Seller owns in DnC (the “Shares’), in accordance with the terms and conditions of the agreement.

Sale of Capital Stock.  At the closing of the agreement, the Seller will sell, transfer, convey and deliver to the Purchaser and the Registrant will cause the Purchaser to purchase and acquire from the Seller title to all of the Shares.

Closing.  Upon the terms and subject to the conditions of the agreement, the sale and purchase of the Shares shall take place at a closing as promptly as practicable after the execution and delivery of the agreement.

Closing Deliveries of the Seller and DnC.  Upon the terms and subject to the conditions set forth in the agreement, at the closing, the Seller and DnC shall deliver, or cause to be delivered, to the Purchaser stock certificates representing all of the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to the Purchaser.

Closing Deliveries of the Purchaser and the Registrant.  Upon the terms and subject to the conditions set forth in the agreement, at the closing, the Registrant and the Purchaser shall deliver, or cause to be delivered the purchase price to the Seller, including the stock certificates and promissory note, to be delivered not later than one business day prior to the closing

“Purchase price” shall mean 250,000,000 shares of the Registrant’s common stock and 1,250,000 shares of the Registrant’s Series A preferred stock.

Subject to and upon the terms and conditions of the agreement following the closing, counting the 1,700,000,000 shares of the Registrant’s common stock already held by the Seller, and the 250,000,000 shares of the Registrant’s common stock and 1,250,000 shares of the Registrant’s Series A preferred stock being purchased by the Seller, the Seller will become the majority stockholder of the Registrant and a change of control of the Registrant will have occurred.

Upon the closing of the agreement, with the exception of M. Dewey Bain, each member of the Registrant’s current board of directors shall resign from such position.  Upon the closing, the Registrant shall also appoint Hanseo Park, Chris Piercy, Robert Lott and Robert Lau to the Registrant’s board of directors.  Chris Piercy shall serve as the Registrant’s chairman of the board.

A copy of the Stock Purchase Agreement is attached to this Current Report as an exhibit.

On November 8, 2007, the Registrant executed a Settlement Agreement with Sean Fulda and Michael Fulda (collectively, the “Members”).  Each Member is the owner of record of 1,041,667 shares of the Registrant’s Series A Preferred Stock (the “Preferred Shares”).  The Registrant and the Members determined that it would be in their mutual best interests to adjust the scope of the rights associated with the Preferred Shares in exchange for certain value to the capital stock of the Registrant as a result of the acquisition of DnC Multimedia, Inc. (“DnC”) discussed above.

Pursuant to the Settlement Agreement, notwithstanding the conversion and anti-dilution rights associated with the Preferred Shares, it was agreed that the conversion rights and anti-dilution rights associated with each Member’s Preferred Shares of stock that have not been converted before the time the Registrant receives at least $1,000,000 in funding, shall be limited to a maximum of 4.95% of the total outstanding shares of the Registrant’s fully diluted common stock at that time, regardless of any reverse splits of the Registrant’s common stock prior to conversion of the Preferred Shares to common stock.  Each Member’s Preferred Shares shall be converted to common stock within 30 days of the Registrant receiving the $1,000,000 in funding.

Upon the closing of the acquisition of DnC discussed above, the voting preference associated with the Preferred Shares shall be terminated.

A copy of the Settlement Agreement with Sean Fulda and Michael Fulda is attached to this Current Report as an exhibit.

On November 12, 2007, the Registrant and M. Dewey Bain executed a Settlement Agreement.  Mr. Bain is the owner of record of 500,000 shares of the Registrant’s Series A Preferred Stock (the “Preferred Shares”).  The Registrant and Mr. Bain nave determined that it would be in their mutual best interests to adjust the scope of the rights associated with the Preferred Shares in exchange for certain value to the capital stock of the Registrant as a result of the acquisition of DnC discussed above.

Notwithstanding the conversion and anti-dilution rights associated with the Preferred Shares, the Registrant and Mr. Bain agreed that the conversion rights and anti-dilution rights associated with Mr. Bain’s Preferred Shares shall be limited to a maximum of 2.5% of the total outstanding shares of the Registrant’s fully diluted common stock at that time, regardless of any reverse splits of the Registrant’s common stock prior to conversion of the Preferred Shares to common stock.  Mr. Bain’s Preferred Shares shall be converted to common stock within 30 days of the execution of the agreement.

Upon the closing of the acquisition of DnC by the Registrant, the voting preference associated with the Preferred Shares shall be terminated.

In the event that the acquisition of DnC by the Registrant does not occur within 60 days of the agreement, all limitations on voting rights and conversion percentages shall be null and void.

A copy of the Settlement Agreement with Mr. Bain is attached to this Current Report as an exhibit.

In addition, on November 12, 2007, the Registrant borrowed $50,000 from Mr. Bain for working capital purposes.  The loan bears interest at the rate of 15% per annum and is due May 16, 2008.

A copy of the promissory note payable to Mr. Bain is attached to this Current Report as an exhibit.

Moreover, on November 8, 2007, the Registrant borrowed $50,000 from Sean Y. Fulda for working capital purposes.  The loan bears interest at the rate of 15% per annum and is due May 7, 2008.

A copy of the promissory note payable to Mr. Fulda is attached to this Current Report as an exhibit.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1
Stock Purchase Agreement dated November 12, 2007, by and among Planetlink Communications, Inc., a Georgia corporation, Planettraks Inc., a Nevada corporation, DnC Multimedia, Inc., a Delaware corporation, and Pluginz, LLC, a California limited liability company.

10.2	Settlement Agreement dated November 9, 2007 between Planetlink Communications, Inc. and Sean Fulda and Michael Fulda.

10.3	Settlement Agreement dated November 12, 2007 between Planetlink Communications, Inc. and M. Dewey Bain.

10.4	Promissory note dated November 12, 2007 in the amount of $50,000 payable to M. Dewey Bain.

10.5	Promissory note dated November 8, 2007 in the amount of $50,000 payable to Sean Y. Fulda.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007.

PLANETLINK COMMUNICATIONS, INC.

	By	/s/ Robert Lott
Robert Lott, Chief Executive Officer